SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                            Bernard Chaus, Inc.
-------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                            Bernard Chaus, Inc.
-------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)    Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
     2)    Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
-------------------------------------------------------------------------------
     4)    Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

[X]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: $125 for initial filing of Preliminary Proxy Statement

     2)    Form, Schedule or Registration Statement No.: Preliminary Proxy
           Statement

     3)    Filing Party: Bernard Chaus, Inc.

     4)    Date Filed: October 2, 1995







                              BERNARD CHAUS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ------------------


     The Annual Meeting of Stockholders of Bernard Chaus, Inc. (the "Company"), a New York corporation, will be held on November 15, 1995 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Majestic West Room, for the following purposes:

         1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

         2. To approve the issuance to Josephine Chaus of warrants to purchase common stock of the Company (the "Common Stock") in consideration for her provision of additional credit support to the Company.

         3. To ratify the making of a loan by the Company to Richard Baker, the President and a former director of the Company, in the aggregate principal amount of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), to pay for certain relocation expenses.

         4. To approve an amendment to the Company's 1986 Stock Option Plan, as amended, to extend its expiration date to April 30, 2006.

         5. To approve an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders. Holders of Common Stock who do not vote in favor of the Amendment will have the right to dissent and to receive payment for their shares of Common Stock, provided they comply with the provisions of Section 623 of the Business Corporation Law of the State of New York.

         6. To ratify the appointment of Deloitte & Touche as auditors of the Company to serve for the fiscal year ending June 30, 1996.

         7. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on October 12, 1995 are entitled to notice of and will be entitled to vote at the meeting.

         YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                By Order of the Board of Directors,

                                Wayne S. Miller
                                Executive Vice President - Finance
                                and Administration, Chief
                                Financial Officer and Secretary
New York, New York
October 26, 1995


IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              BERNARD CHAUS, INC.

                              ------------------
              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 15, 1995
                              ------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bernard Chaus, Inc. (the "Company"), a New York corporation, to be used at the Annual Meeting of Stockholders which will be held on November 15, 1995 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Majestic West Room, and any adjournments or postponements thereof.

         Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Chief Financial Officer of the Company or by revocation in person at the meeting; unless so revoked, the shares represented by proxies will be voted at the meeting in accordance with the directions given therein. If no directions are given, proxies will be voted
(i) FOR the election of the nominees named below under the caption "Election of Directors-Nominees for Election", (ii) FOR the approval of the issuance to Josephine Chaus of warrants to purchase shares of Common Stock of the Company (the "Common Stock") in consideration for her provision of additional credit support to the Company, (iii) FOR the ratification of a loan (the "Loan") made by the Company to Richard Baker of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), (iv) FOR approval of the amendment to the Company's 1986 Stock Option Plan, as amended, to extend its expiration date to April 30, 2006, (v) FOR the approval of an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders, (vi) FOR the ratification of the appointment of Deloitte & Touche as auditors for the Company's fiscal year ending June 30, 1996 and (vii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

         Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Annual Meeting constitute a quorum. Once a quorum of the stockholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. Any other action to be taken must be approved by a majority of the votes cast except that the approval of the proposal relating to the Amendment and the ratification of the Loan must be made by the holders of a majority of all outstanding shares. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved. Holders of Common Stock who do not vote in favor of the Amendment will have the right to dissent and to receive payment for their shares of Common Stock provided they comply with the provisions of Section 623 of the BCL.

         The principal executive offices of the Company are located at 1410 Broadway, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was October 26, 1995.

         Stockholders of record at the close of business on October 12, 1995 are entitled to notice of and will be entitled to vote at the meeting. On October 12, 1995 there were outstanding 21,133,641 shares of the Common Stock of the Company. Each share of Common Stock is entitled to one vote.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of October 24, 1995.



                                                                                 AMOUNT BENEFICIALLY
                                              AMOUNT                             OWNED IF THE WARRANT
NAME AND ADDRESS OF                        BENEFICIALLY        PERCENT        PROPOSAL CONTAINED HEREIN        PERCENT
BENEFICIAL OWNER                              OWNED           OF CLASS              IS APPROVED               OF CLASS
----------------                              -----           --------              -----------               --------

Josephine Chaus (1)..................    14,706,550 (2)        65.8%               16,286,550 (3)               68.0%
1410 Broadway
New York, NY  10018

FMR Corp. (4)........................       1,359,000           6.4%                 1,359,000                  6.4%
82 Devonshire Street
Boston, MA  02109

---------
(1) All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 118,000 shares included in such amount, Josephine Chaus shares power to vote and dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children.

(2) Includes 1,216,500 shares of Common Stock purchasable upon the exercise of warrants. See "Certain Transactions" below. Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed to be a control person of the Company.

(3) Includes 1,580,000 shares of Common Stock purchasable upon the exercise of warrants. See "Approval of Issuance of Warrants to Josephine Chaus" below.

(4) FMR Corp. ("FMR") beneficially owns such shares through Fidelity Management & Research Company ("FMRC"), a wholly-owned subsidiary of FMR and an investment adviser (registered under Section 203 of the Investment Advisers Act of 1940) to Fidelity Contrafund, an investment company registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Fund"). FMR has sole dispositive power with respect to such shares, but has no voting power with respect to such shares. Such shares are voted pursuant to guidelines established by the Fidelity Fund. The information set forth in the table with respect to FMR and in the foregoing text of this footnote was based upon information provided to the Company by FMR.

         The following table presents information as of October 24, 1995 with respect to the number of shares of Common Stock beneficially owned by each of the current directors of the Company and each Named Executive Officer (as defined herein), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and officers of the Company as a group. The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days.


                                                        AMOUNT
                                                      BENEFICIALLY  PERCENT
NAME                                                    OWNED(1)   OF CLASS
-----                                                 ----------   --------
DIRECTORS:
Philip G. Barach (2) ..............................       54,300    *
Andrew Grossman (3) ...............................      300,000   1.4%
S. Lee Kling (4) ..................................       35,000    *
Harvey M. Krueger (5) .............................       60,000    *
John W.  Burden (6) ...............................       60,000    *

NAMED EXECUTIVE OFFICERS:
Richard A. Baker (7) ..............................      240,000   1.1%
Wayne S. Miller (8) ...............................       92,500    *
Michael Root ......................................       25,000    *
Marc A. Zuckerman .................................            0    *
Michael Fieman ....................................            0    *
All directors and executive officers as a group (13
persons) (9) ......................................   15,653,354  67.8%

* Less than one percent.

(1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2) Includes options to purchase 5,000 shares of Common Stock under the Bernard Chaus, Inc. 1986 Stock Option Plan, as amended (the "Stock Option Plan").

(3) Includes options to purchase 300,000 shares of Common Stock under the Grossman Option Plan (as defined herein). See "Executive Compensation - Employment Arrangements" below.

(4) Includes options to purchase 20,000 shares of Common Stock under the Stock Option Plan.

(5) Includes options to purchase 50,000 shares of Common Stock under the Stock Option Plan.

(6) Includes options to purchase 50,000 shares of Common Stock under the Stock Option Plan.

(7) Includes options to purchase 240,000 shares of Common Stock under the Stock Option Plan.

(8) Includes (a) 17,500 shares of Common Stock held by Mr. Miller's spouse, with respect to which he may be deemed a beneficial owner, and (b) options to purchase 75,000 shares of Common Stock under the Stock Option Plan.

(9) Includes beneficial ownership of Josephine Chaus; also includes options to purchase an aggregate of 740,000 shares of Common Stock under the employee and director stock option plans, consisting of options to purchase 440,000 shares of Common Stock under the Stock Option Plan and options to purchase 300,000 shares of Common Stock under the Grossman Option Plan.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     Five directors will be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

     EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

     At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. Except as indicated below, there are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

     The following table sets forth certain information with respect to the nominees for director:



              NAME OF NOMINEE                        AGE        DIRECTOR SINCE
              ---------------                        ---        --------------
Josephine Chaus.............................          44             1977
Andrew Grossman.............................          36             1994
S. Lee Kling................................          66             1989
Harvey M. Krueger...........................          66             1992
Philip G. Barach............................          65             1993

     Josephine Chaus has been an employee of the Company in various capacities since its inception. She has been a director of the Company since 1977, President from 1980 to February 1993, Chief Executive Officer from 1991 through September 1994, Chairwoman of the Board since 1991 and member of the Office of the Chairman since September 1994. Members of the two-person Office of the Chairman preside at all meetings of stockholders and the Board of Directors of the Company, make such reports concerning the Company as the Board of Directors shall direct, and have such other powers and perform such other duties as are from time to time assigned to them by the Board of Directors. In addition, the Chief Executive Officer reports to both members of the Office of the Chairman (except in the case of a Chief Executive Officer who also is a member of the Office of the Chairman, as is the case with Mr. Grossman, in which event the Chief Executive Officer reports to the other member of the Office of the Chairman).

     Andrew Grossman was appointed a director of the Company on September 13, 1994. He has been employed by the Company since September 28, 1994 as its Chief Executive Officer and member of the Office of the Chairman(for a description of the role and responsibilities of the Office of the Chairman, see "- Josephine Chaus" above), pursuant to a five-year employment agreement. The agreement provides that Mr. Grossman shall (a) be nominated to serve as a director of the Company without additional compensation during each year of the term of his employment agreement, (b) serve as the Chief Executive Officer and a member of the Office of the Chairman of the Company, which office also consists of Josephine Chaus and (c) upon expiration of the term of the agreement, resign as a director of the Company. In connection with the execution of Mr. Grossman's employment agreement, Josephine Chaus agreed to vote all her shares of Common Stock at each annual meeting of stockholders held during the term of the agreement in favor of his re-election to the Board of Directors of the Company. See "Executive Compensation - Employment Arrangements." Prior to November 1994, Mr. Grossman was President from 1991 to 1994 and Executive Vice President from 1990 to 1991 of Jones Apparel Group, a manufacturer of women's apparel, and Vice President of Merchandising for Jones New York from 1987 through 1990. Prior to joining Jones, Mr. Grossman was employed by Willi Wear Ltd., Herbert Grossman Enterprises, the Ralph Lauren Womens Wear division of Bidermann Industries, Inc. and the Evan Picone division of Palm Beach Inc.

     S. Lee Kling was elected a director of the Company on February 22, 1989. He has served since 1991 as Chairman of the Board of Kling Rechter & Company, a merchant banking company which operates in partnership with Barclays Bank PLC and serves as Vice Chairman of Willis Corroon Corp. of Missouri ("Willis Corroon"). See "Certain Transactions." Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Magna Group, Inc., a multi-bank holding company; Lewis Galoob Toys, Inc., a toy manufacturer; E-Systems, Inc., an electronic equipment manufacturer; Falcon Products, Co., a furniture and fixtures manufacturer; Chemfix Technologies, Inc., an environmental service company; National Beverage Corp., a beverage manufacturer and Hanover Direct, Inc., a catalog and mail order company.

     Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been a Senior Managing Director of Lehman Brothers, Inc. ("Lehman Brothers"), an investment banking firm, since May 1984. See "Certain Transactions." From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1977, he served as President and Chief Executive Officer of Kuhn Loeb & Co.

     Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990 the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer. In addition, Mr. Barach served as Chairman of the board of directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Union Central Life Insurance Company, an insurance carrier, and serves as a director of Glimcher Real Estate Investment Trust, a real estate company, and R.G. Barry, a manufacturer of thermal comfort products, both of which are public companies.

     The Board of Directors of the Company has standing Audit and Compensation Committees. Messrs. Kling, Krueger and John W. Burden served as members of the Audit Committee during fiscal 1995, and Messrs. Kling and Krueger will serve as members of the Audit Committee commencing November 1995. Messrs. Barach, Kling and Krueger are members of the Compensation Committee and served as members of the Compensation Committee during fiscal 1995. None of Messrs. Kling, Krueger, Burden or Barach is an employee of the Company. The Company does not have a standing Nominating Committee.

     The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such operations, and recommending to the Board any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met or acted by written consent on four occasions during fiscal 1995.

     The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time and is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal auditing system. The Audit Committee met or acted by written consent on four occasions during the 1995 fiscal year.

     During fiscal 1995, the Board of Directors of the Company met, or acted by unanimous written consent, on seven occasions. While serving as a director, each of the directors attended at least 75% of the meetings of the Board of Directors and of the meetings held by all committees of the Board on which he or she served during fiscal 1995.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation paid or accrued by the Company for fiscal 1995 with respect to (a) Josephine Chaus, who served as the Company's Chief Executive Officer until Andrew Grossman was hired in September 1994, and who has served thereafter as a member of the Office of the Chairman, (b) Andrew Grossman, who has been the Company's Chief Executive Officer since September 1994, (c) each of the four other most highly compensated executive officers of the Company and (d) a former executive officer (collectively, the "Named Executive Officers"), for services rendered by such persons in all capacities to the Company.

                                                    ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                                    -------------------            ----------------------
                                                                                                             NUMBER OF
                                                                                                            SECURITIES
NAME AND PRINCIPAL POSITION                                                      RESTRICTED     UNDERLYING   ALL OTHER
HELD DURING FISCAL YEAR 1995                  YEAR      SALARY        BONUS     STOCK AWARDS     OPTIONS    COMPENSATION
-------------------------------------------   ----   ------------  ------------ ------------   ------------ ------------
Andrew Grossman (1) ....................      1995   $790,178      $6,200,000(2)     __           1,500,000      __
     Chief Executive Officer and              1994      ---(1)          __           __             __           __
     Member, Office of the Chairman           1993      ---(1)          __           __             __           __

Josephine Chaus ........................      1995   $392,000           __           __             __           __
     Chief Executive Officer (until           1994    392,000           __           __             __           __
     September 1994), Chairwoman of           1993    392,000           __           __             __           __
     the Board and Member, Office of
     the Chairman


Richard Baker...........................      1995   $506,000           __           __             __           __
 President                                    1994    480,000           __           __             480,000    $35,367(4)
                                              1993    178,000(3)        __           __             __           __


Wayne S. Miller ........................      1995   $250,000         $25,000        __             200,000      __
   Executive Vice President - Finance 1994              ---(5)          __           __             100,000      __
   and Administration, Chief Financial 1994   1993      ---(5)          __           __             __           __
   Officer and Secretary


Michael Root............................      1995   $237,000           __           __              50,000    $24,563(7)
   President - Ms. Chaus Division             1994   $223,000           __           __              50,000      __
                                              1993      --(6)           __           __             __           __


Marc A. Zuckerman (8)....................     1995   $158,000           __           __             __          $4,693(9)
   Treasurer                                  1994    130,000           __           __             __          $4,670(9)
                                              1993    121,000           __           __             __          $4,181(9)

Michael Fieman (10)......................     1995   $364,033           __           __             __           __
   Executive Vice President                   1994    358,000           __           __             __           __
   Production                                 1993    358,000        $115,000        __             __           __


----------------

(1)   Mr. Grossman's employment with the Company commenced in September 1994.
(2) The Company paid Mr. Grossman a sign-on bonus of $6,200,000, portions of which must be paid back to the Company if Mr. Grossman's employment is terminated for cause (as defined in his employment agreement) or if he leaves the Company without Good Reason (as defined in his employment agreement).
      See "-- Employment Arrangements" below.
(3)   Mr. Baker's employment with the Company commenced in February 1993.
(4) Includes payments made by the Company of (a) $29,517 toward the payment of relocation expenses, and (b)$5,850 in life insurance premiums.
(5)   Mr. Miller's employment with the Company commenced in June 1994.
(6)   Mr. Root's employment with the Company commenced in July 1993.
(7) Includes (a) $23,438 in above-market earnings on the exercise of options to purchase 12,500 shares of Common Stock and (b) $1,125 in 401(k) matching contributions.
(8)   Mr. Zuckerman's employment with the Company terminated in August 1995.
(9) Includes contributions made by the Company pursuant to its 401(k) plan for the benefit of Mr. Zuckerman.
(10)  Mr. Fieman's employment with the Company terminated in June 1995.

OPTION GRANTS TABLE

   The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended June 30, 1995. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.


                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                           AT ASSUMED ANNUAL RATES
                                                                                                                OF STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                              INDIVIDUAL GRANTS                                  OPTION TERM2
                                               -------------------------------------------------------   -------------------------
                                                                % OF TOTAL
                                                SECURITIES        OPTIONS
                                                UNDERLYING      GRANTED TO
                                                 OPTIONS         EMPLOYEES    EXERCISE
                                                 GRANTED            IN         OR BASE     EXPIRATION
                  NAME                             (#)1         FISCAL YEAR     PRICE         DATE          5%            10%
                                                 -------       -----------    -------       -------         --        ---------
Andrew Grossman.............................     1,500,000        68.6%         $2.25        9/1/04     $5,497,500    $8,754,000
Josephine Chaus.............................        __              __           __            __           __            __
Richard Baker...............................        __              __           __            __           __            __
Wayne S. Miller.............................       200,000         9.2%         $4.75      11/23/04     $1,474,000    $2,464,000
Michael Root................................        50,000         2.3%         $3.38       7/19/04       $274,900      $437,650
Marc A. Zuckerman...........................        __              __           __            __           __            __
Michael Fieman .............................        __              __           __            __           __            __

----------------------

(1) All options were granted under the Stock Option Plan, except for those granted to Mr. Grossman who received his options pursuant to the Grossman Option Plan. See "-- Employment Arrangements" below.
(2) Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

   The following table provides information with respect to the exercise of stock options during fiscal 1995 by the Named Executive Officer and the value of unexercised options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                                          NUMBER OF          NUMBER OF                                  VALUE OF
                                                          SECURITIES        SECURITIES                              UNEXERCISED IN-
                                                          UNDERLYING        UNDERLYING      VALUE OF UNEXERCISED       THE-MONEY
                                                         UNEXERCISED        UNEXERCISED         IN-THE-MONEY           OPTIONS AT
                                                          OPTIONS AT        OPTIONS AT       OPTIONS AT JUNE 30,        JUNE 30,
                             SHARES                     JUNE 30, 1995      JUNE 30, 1995           1995(1)              1995(1)
                            ACQUIRED        VALUE       -------------      --------------   --------------------    --------------
     NAME                  ON EXERCISE     REALIZED      EXERCISABLE       UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
     ----                  -----------     --------      -----------       -------------         -----------        --------------
Andrew Grossman.......       __                  __                 0          1,500,000                      0          $4,125,000
Josephine Chaus.......       __                  __                __                 __                     __                  __
Richard Baker.........       __                  __           240,000            240,000                $60,000             $60,000
Wayne S. Miller ......       __                  __            25,000            275,000                $72,563            $279,688
Michael Root..........         12,500       $65,625                 0             87,500                      0                   0
Marc A. Zuckerman.....       __                  __             3,085                  0                      0                   0
Michael Fieman........        135,000      $624,375                 0                  0                      0                   0


-----------------------------------

(1) The value is based on the excess of the market price of the Company's Common Stock at the end of fiscal 1995 over the option price of the unexercised options.

EMPLOYMENT ARRANGEMENTS

   Andrew Grossman. On September 1, 1994, the Company entered into a five-year employment agreement with Andrew Grossman, Chief Executive Officer and Member of the Office of the Chairman of the Company, with an option to extend the term of Mr. Grossman's agreement for an additional five years. On September 13, 1995, the Company exercised the option to extend his employment agreement. The Company paid Mr. Grossman a sign-on bonus of $6,200,000, portions of which must be paid back to the Company if Mr. Grossman's employment is terminated for cause (as defined in the employment agreement) or if he leaves the Company without Good Reason (as defined in the employment agreement). The sign-on bonus was nondeductible by the Company for tax purposes. In addition, in connection with the initial term of Mr. Grossman's employment agreement, Mr. Grossman was granted options (the "Initial Options") to purchase an aggregate of 1,500,000 shares of Common Stock; and in connection with the extension of Mr. Grossman's employment agreement, Mr. Grossman was granted options (the "Additional Options") to purchase an additional 1,500,000 shares of Common Stock. Each of the Initial Options and the Additional Options were granted pursuant to his employment agreement and a stock option agreement (the "Grossman Option Plan").

   Under the employment agreement, Mr. Grossman receives an annual salary of $1,000,000 and is entitled to an annual bonus (the "Bonus Plan") consisting of 5% of the Company's Annual Net Profits (such amount, the "Net Profit Participation"). Mr. Grossman is the sole participant in the Bonus Plan. "Annual Net Profits" are defined in the agreement as net income of the Company for any fiscal year as reflected on the audited financial statements of the Company for such fiscal year prepared in accordance with generally accepted accounting principles applied consistent with past practices and certified by the Company's independent public accountants. No bonus was payable for fiscal 1995. The terms of the Bonus Plan were adopted by a committee of three "outside directors" as such term is used for purposes of Section 162(m) of the Internal Revenue Code (the "Code") and approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders.

   If the employment agreement is terminated by the Company other than for cause or the death or disability of Mr. Grossman (or by Mr. Grossman if the Company shall be in material breach of its obligations), the Company is required to pay Mr. Grossman his annual salary and the Net Profit Participation that he would have received had the agreement not been terminated, less any compensation and bonuses received by Mr. Grossman from other employers. If Mr. Grossman terminates the employment agreement prior to its second anniversary for other than the Company's material breach, then the Company is required to pay Mr. Grossman an annual salary for a two-year period provided he, among other things, adheres to certain non-solicitation, non-compete and confidentiality provisions contained in the employment agreement.

   The employment agreement also provides that if Mr. Grossman's employment is terminated (with certain exceptions) after a change in control (as described below), Mr. Grossman is to receive a lump sum payment equal to the aggregate annual salary (discounted to present value) that he would have received had his employment agreement not been terminated. A "change in control" is defined to include certain mergers or asset sales; the failure to stand for re-election of a majority of the existing Board of Directors; and the acquisition by any person or group of stock resulting in beneficial ownership of at least the number of shares collectively owned at such time by Josephine Chaus and/or members of her immediate family, affiliates or certain other related parties. In the event of such change in control or the termination of Mr. Grossman's employment for certain specified reasons, any unvested portion of the options shall vest immediately and shall remain exercisable for a period of six months after such date, unless the options are earlier terminated pursuant to the terms of the employment agreement.

   Upon the execution of the employment agreement on September 1, 1994, Mr. Grossman received the Initial Options at an exercise price of $2.25 per share, the closing price of the Common Stock on the date of grant of such options. The Initial Options vest at a rate of 20% per year commencing on September 1, 1995. On September 14, 1995, upon the exercise by the Company of its option to extend the employment agreement for an additional five-year period, Mr. Grossman received the Additional Options at an exercise price of $5.625, the closing price of the Common Stock on the date of grant of such options. The Additional Options vest at a rate of 20% per year commencing on September 1, 1998. The maximum number of shares of Common Stock which may be granted to Mr. Grossman pursuant to the Grossman Option Plan, which was approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders, is 3,000,000.

   Josephine Chaus. The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed on the same terms, although without a written agreement. The annual base salary under such agreement is $390,000 or such larger amount as the Compensation Committee of the Board of Directors shall from time to time determine. As of the date hereof, no such larger amounts have been authorized or paid.

   Richard Baker. The Company has an employment agreement with Richard Baker, President of the Company, dated as of February 15, 1993 which terminates on February 14, 1997. Mr. Baker's salary during the first year of the agreement was $450,000 and will increase by $25,000 annually until the agreement terminates. The agreement provides for the provision of a cash bonus if the Company achieves certain financial targets during each fiscal year of the term of the agreement. No such bonus was payable in fiscal 1995. If during each of fiscal 1994, 1995 and 1996, while Mr. Baker is employed by the Company, certain financial objectives are met by the Company, then Mr. Baker will have the right, pursuant to the Company's Restricted Stock Purchase Plan, to purchase 25,000 shares of the Company's Common Stock at the price of $1.00 per share. The target was not met for fiscal 1995. In addition, Mr. Baker was granted, pursuant to the terms and conditions of the Stock Option Plan, ten-year incentive stock options to purchase 480,000 shares of Common Stock at an exercise price of $4.75 per share, the closing price of the Common Stock on the date of grant of such options. Ten thousand incentive options vested on February 14, 1993, 110,000 vested on February 14, 1994, 120,000 vested on February 14, 1995, and 120,000 will vest on each of the next two anniversaries thereof provided he is employed by the Company. If the Company terminates Mr. Baker's employment without cause, the Company shall pay him his base salary for the year of termination plus any cash bonus earned for the year immediately preceding the termination. In addition, all incentive stock options which would have vested at the anniversary of the agreement immediately following such termination shall vest on such termination date. If Mr. Baker's employment is terminated by him for "Good Reason" or by the Company in connection with a "change in control" (as such terms are defined in the agreement), then the Company shall pay Mr. Baker a severance and non-competition payment equal to two times the sum of his base salary for the year of termination plus the annual cash bonus earned in the year immediately preceding the year of termination. In addition, all options would vest immediately upon such termination referred to in the preceding sentence.

   Wayne S. Miller. The Company has a two-year employment agreement with Wayne
S. Miller, Executive Vice President - Finance and Administration, Chief Financial Officer and Secretary, dated as of June 3, 1994, which automatically shall be extended for additional one year periods unless either party thereto specifies otherwise. During the term of the agreement, Mr. Miller's salary will be $250,000 per annum. Pursuant to the terms of the agreement, Mr. Miller was paid an initial bonus of $25,000. In addition, Mr. Miller was granted, pursuant to the terms and conditions of his employment agreement, ten-year incentive stock options to purchase an aggregate of 50,000 shares of the Company's Common Stock at an exercise price of $1.88 per share, representing the closing price of the underlying shares of Common Stock on the grant date. If the agreement is terminated by the Company without cause, the Company shall pay Mr. Miller a severance and non-competition payment equal to his base salary for a twelve month period. If the agreement is terminated by the Company or by Mr. Miller for "Good Reason" in connection with or following a "change in control" (as such terms are defined in the agreement), the Company shall pay Mr. Miller a severance and noncompetition payment equal to the sum of (x) two times his base salary in effect at the time of termination plus (y) an amount equal to two times the annual cash bonus award earned by Mr. Miller. In addition, all stock options which have not yet vested shall vest on the date of such termination referred to in the preceding sentence.

    Michael Root. The Company has no employment agreement with Michael Root, President of the Company's Ms. Chaus Division.

    Marc A. Zuckerman. The Company had no employment agreement with Marc
A. Zuckerman, whose employment with the Company terminated in August 1995.

    Michael Fieman. Until June 1995, the Company had an employment agreement with Michael Fieman, who served as the Company's Executive Vice President-Production. Under the agreement, he received an annual salary of $350,000. The agreement with Mr. Fieman commenced on November 4, 1991 and was to expire on November 3, 1995. Mr. Fieman's employment with the Company terminated on
June 9, 1995.

DIRECTORS' COMPENSATION

    During the 1995 fiscal year, directors who were not employees of the Company received an annual fee of $8,000 plus $1,000 for each Board of Directors or Committee meeting attended. In addition to annual fees, pursuant to a non-employee directors' Formula Plan contained in the Stock Option Plan, non-employee directors are granted a one time option to acquire 10,000 shares of Common Stock, exercisable up to 50% one year after the grant and 50% two years after the grant, provided the director has been duly elected or re-elected, as the case may be, in the interim. The per share exercise price of any non-incentive stock option may not be less than 85% of the fair market value of the Common Stock on the date of the grant. The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of each director with the benefits to be paid to each director's designated beneficiary.

  COMPENSATION COMMITTEE INTERLOCKS

   Philip Barach, S. Lee Kling and Harvey M. Krueger are members of the Compensation Committee of the Board of Directors of the Company, and served as members of the Compensation Committee during fiscal 1995. Mr. Krueger, who also is a member of the Company's Audit Committee, is a Senior Managing Director of Lehman Brothers, which provided certain advisory services to the Company during fiscal 1995 and the first quarter of fiscal 1996 for which it received fees aggregating $175,000. In addition, Lehman Brothers has recently been named the managing underwriter by the Company in connection with a proposed underwritten public offering of 5,000,000 shares of Common Stock, plus up to 750,000 shares of Common Stock to cover over-allotments, if any (the "Proposed Public Offering"), anticipated to be consummated during the first quarter of fiscal 1996. The Company filed a Registration

Statement (the "Registration Statement") on October 10, 1995 with respect to the Proposed Public Offering. Mr. Kling, who also is a member of the Company's Audit Committee, serves as Vice Chairman of an insurance broker, Willis Corroon, from which the Company obtains various insurance policies (i.e., travel, directors and officers liability, and life insurance). A son of Mr. Kling also is employed by Willis Corroon. The total aggregate premium payments paid to Willis Corroon in respect of such insurance during fiscal 1995 were approximately $327,000.

COMPENSATION COMMITTEE REPORT

    Committee. The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach, S. Lee Kling and Harvey M. Krueger, all directors who are neither officers nor employees of the Company.

    Background, Objectives and Philosophy. The Compensation Committee's objective is to establish an over-all compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Company's Common Stock increases.

   The Compensation Committee believes that there are three principal components which should be included in a compensation program:

   1) base salary;

   2) annual cash incentives; and

   3) stock option incentives.

   Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under an Incentive Award Plan (the "Incentive Award Plan") and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. This approach is consistent with the Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's stockholders.

   Compensation Program Components.

   Base Salary. Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

   Annual Cash Incentives. Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which key employees, other than Josephine Chaus, are eligible to participate. Generally, the Compensation Committee establishes corporate-wide objectives for net earnings each year, the attainment of which serve as the basis for computing annual bonuses. Individual bonuses for key employees under the Incentive Award Plan are recommended by management to the Compensation Committee which, in turn, makes the final determination. A portion of each executive's bonus is also dependent on the achievement of written numerate objectives which are jointly established in advance by each such executive and the Chief Executive Officer. During fiscal 1995, the threshold level of net income was not achieved and no bonuses were awarded under the Incentive Award Plan to executive officers.

   Stock Option Plan. The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's stockholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives, other than Josephine Chaus, options to purchase Common Stock of the Company. The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company.

   Compensation of the Chief Executive Officer. Josephine Chaus served as Chief Executive Officer of the Company until Andrew Grossman was hired in September 1994. Thereafter she served as Chairwoman of the Board and member of the Office of the Chairman of the Company during fiscal 1995. As Josephine Chaus is a controlling stockholder of the Company, the Compensation Committee did not believe there was a need for bonus compensation or stock incentives. As a result, Josephine Chaus did not participate in the Company's bonus program or the Stock Option Plan. The annual base salary provided for in her employment agreement with the Company, which expired in June 1994, was $390,000 or such larger amount as the Compensation Committee shall determine. Although Ms. Chaus's employment agreement is no longer in effect, the Company continues to compensate her at the same rate. Ms. Chaus' s annual base salary was not increased above the $392,000 level which has been the same for the past three years.

   Andrew Grossman has served as the Chief Executive Officer of the Company commencing September 1994. Mr. Grossman was compensated pursuant to the terms of his employment agreement which provides for an annual salary of $1,000,000 and an annual bonus of 5% of the Annual Net Profits of the Company. No bonus was payable for fiscal 1995. During fiscal 1995, Mr. Grossman also was awarded the Initial Options which vest at a rate of 20% per year commencing September 1995. The terms of the Bonus Plan and the Grossman Option Plan were approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders.


                                      COMPENSATION COMMITTEE
                                      Philip Barach
                                      S. Lee Kling
                                      Harvey M. Krueger

PERFORMANCE GRAPH

   The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended June 30, 1995 with the cumulative return on the Standard & Poor's 500 Index and the Standard & Poor's Textile-Apparel Manufacture Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 1990.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG BERNARD CHAUS, INC., THE S&P 500 INDEX
                 AND THE S&P TEXTILE APPAREL MANUFACTURER INDEX




RESEARCH DATA GROUP                                              Company Total Return Worksheet
                                                                          BEGIN:  06/30/90
                                                                            FYE:  06/30/95
                                                                            END:  06/30/95
CHAUS BERNARD INC                                      CHS


                                    BEGIN                                                                 CUM
              TYPE                  NO. OF          DIV          DIV        DIV           ENDING         TOTAL
               OF       CLOSE       SHARES         $ PER         $.$$      SHARES         NO. OF        SHRHLDR
DATE*         LINE     PRICE**        ***         SHARE**        PAID      REINVD         SHARES         RETURN
-----         ----     -------      ------        -------        ----      ------         ------        -------
06/30/90.... BEGIN     4.625        21.622                                                21.622          100

06/30/91....  YE       2.625        21.622                                                21.622           57

06/30/92....  YE       6.750        21.622                                                21.622          146

06/30/93....  YE       3.500        21.622                                                21.622           76

06/30/94....  YE       1.875        21.622                                                21.622           41

06/30/95....  YE       5.000        21.622                                                21.622          108

---------------
  * Fiscal year end and ex-dividend dates.
 ** All Closing Prices and Dividends are adjusted for stock splits. *** 'Begin No. of Shares' based on $100 investment.


RESEARCH DATA GROUP
                                                      TOTAL RETURN--DATA SUMMARY
                                                        CUMULATIVE TOTAL RETURN
                                         -----------------------------------------------------------
                               CHS       6/90       6/91       6/92       6/93       6/94       6/95    0656HCHS
Chaus Bernard Inc. ........... CHS       100         57        146         76         41        108      09/25/95
S & P 500 .................... I500      100        107        122        138        140        177      06566500
S & P Textiles ............... ITXA      100        124        123        119        104        108      06566TXA

                       APPROVAL OF ISSUANCE OF WARRANTS TO
                                 JOSEPHINE CHAUS


   During fiscal 1994, the Company required availability under its working capital credit line with BNY Financial Corporation ("BYNF") in excess of the amount available under its borrowing base formula. To assist the Company, Josephine Chaus agreed to provide credit support in the form of a letter of credit (the "Letter of Credit"). She initially provided the Letter of Credit in the amount of $3 million on April 15, 1994 which was increased to $5 million on June 14, 1994 and further increased to $7.2 million on September 13, 1994. The expiration date of the Letter of Credit, initially in effect through October 15, 1994, was extended to April 15, 1995. BYNF increased the Company's borrowing availability by various amounts as the amount and expiration date of the Letter of Credit were increased and extended, respectively.

   During fiscal 1995, the Company required additional availability under its working capital credit line with BYNF. To further assist the Company, Josephine Chaus agreed to provide additional credit support in the form of an increase in the amount of the Letter of Credit from $7.2 million to $10.0 million and an extension of the Letter of Credit's expiration date from April 15, 1995 to October 31, 1995 (the "February Increase/Extension"). In addition, Ms. Chaus agreed to guarantee personally $5.0 million of the Company's indebtedness to BYNF (the "Guarantee"), with the Guarantee to be in effect during the credit facility's three-year term (unless the term of the facility is earlier terminated). On September 14, 1995, Ms. Chaus agreed to extend the expiration date of the Increased Letter of Credit to January 31, 1996 (the "September Extension"; together with the February Increase/Extension and the Guarantee, the "Credit Support").

   In consideration for her provision of the Credit Support, a special committee composed of Philip G. Barach, John Burden and S. Lee Kling, all independent members of the Board of Directors of the Company (the "Special Committee"), has authorized the issuance to Josephine Chaus, subject to stockholder approval, of (a) warrants (the "February Increase Warrants") to purchase 815,000 shares of Common Stock at an exercise price of $4.05 per share for the February Increase/Extension; (b) warrants (the "Guarantee Warrants") to purchase 535,000 shares of Common Stock at an exercise price of $4.05 per share for the Guarantee; and (c) warrants (the "September Extension Warrants"; together with the February Increase Warrants and the Guarantee Warrants, the "1995 Warrants") to purchase 230,000 shares of Common Stock at an exercise price of $6.75 per share for the September Extension. The Special Committee approved the issuance of the February Increase Warrants and the Guarantee Warrants on May 18, 1995, and approved the issuance of the September Extension Warrants on September 14, 1995. The exercise prices of the February Increase Warrants and the Guarantee Warrants represent a 20% premium over the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on May 17, 1995, the day immediately prior to the date the Special Committee approved the issuance of such warrants; and the exercise price of the September Extension Warrants represents a 20% premium over the closing price of the Common Stock on the NYSE on September 14, 1995, the date the Special Committee approved the issuance of such warrants. Ms. Chaus has received warrant compensation for her provision of the Guarantee only through October 31, 1995. Thereafter, for each three month period of the Guarantee, she will receive cash compensation of $50,000.

   The 1995 Warrants will be exercisable upon issuance, will expire five years from the date of issuance and will contain customary antidilution provisions. The February Increase Warrants and the Guarantee Warrants will be transferable (subject to restrictions imposed by applicable securities laws) and the September Extension Warrants will not be transferable. The Company has borne all out-of-pocket expenses incurred by Josephine Chaus in providing the Credit Support. Josephine Chaus has agreed to forfeit a pro rata portion of the February Increase Warrants and the Guarantee Warrants if the Letter of Credit or the Guarantee, as applicable, terminate before October 31, 1995, and has agreed to forfeit a pro rata portion of the September Extension Warrants if the Letter of Credit terminates before January 31, 1996.



   In approving the 1995 Warrants, the Special Committee sought the advice of Lehman Brothers, which provided its views as to the commercial reasonableness of the transaction. A copy of the Lehman Brothers letter with respect to the February Increase Warrants and the Guarantee Warrants is annexed to this proxy
                                       15
statement as Exhibit A, and a copy of the Lehman Brothers letter with respect to the September Extension Warrants is annexed to this proxy statement as Exhibit B. Harvey Krueger, a Senior Managing Director of Lehman Brothers, is a director of the Company and a member of its Audit and Compensation Committees. Mr. Krueger was not a member of the Special Committee and did not act on behalf of Lehman Brothers in rendering the Lehman Brothers letters.

   The Special Committee determined the appropriate number of the 1995 Warrants based upon the monetary amount of the Credit Support (i.e., the Letter of Credit in the amount of $10 million and the Guarantee in the amount of $5 million) and the expected duration of the Credit Support (i.e., the maturity date of the Letter of Credit and, in the case of the Guarantee, an assumed date of October 31, 1995). The Black-Scholes method of valuing warrants was utilized to assist the Committee in determining the number of warrants to be provided to Ms. Chaus in return for her provision of the Credit Support.

   See "Security Ownership of Certain Beneficial Owners and Management" for information concerning the share ownership of Josephine Chaus before and after giving effect to the issuance of the 1995 Warrants and the resulting dilutive impact upon the other stockholders of the Company from the issuance of the 1995 Warrants.

   A vote by a stockholder in favor of the approval of the issuance of the 1995 Warrants to Ms. Chaus may be prejudicial to the right of such stockholder to challenge the issuance of the 1995 Warrants to Ms. Chaus at a later time.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE 1995 WARRANTS TO JOSEPHINE CHAUS IN CONSIDERATION FOR HER PROVISION OF ADDITIONAL CREDIT SUPPORT TO THE COMPANY. EACH PROXY RECEIVED WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF THE 1995 WARRANTS TO JOSEPHINE CHAUS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

   JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO APPROVE THE ISSUANCE OF THE 1995 WARRANTS WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF SUCH ISSUANCE.


                      RATIFICATION OF LOAN TO RICHARD BAKER

   In 1993, in connection with the Company's hiring of Richard A. Baker as the President of the Company, the Company loaned (the "Loan") an aggregate of $432,500 to Mr. Baker in two installments to help him finance his relocation, including the purchase of a home. Mr. Baker also was a director of the Company at that time. The loan is evidenced by a promissory note dated July 9, 1993 (the "Note") bearing interest at an annual rate of 7%. Pursuant to the terms of the Note, Mr. Baker must repay principal and interest on a monthly basis over a 60-month period commencing October 15, 1994. At September 30, 1995, the remaining principal amount outstanding under the Note was $117,000.

   Section 714 of the BCL provides that loans made by corporations to their directors must be authorized by stockholder vote. At the time of the making of the Loan, Mr. Baker was a director of the Company. Mr. Baker subsequently resigned as a director in 1994, but continues to serve as President of the Company. The Loan was agreed to in principle with Mr. Baker prior to the commencement of his employment, and before he was elected as a director, in order to induce him to join the Company. However, the Loan was not actually extended until Mr.

Baker required the funds some months later. At that time the Loan was specifically authorized by Josephine Chaus, the then and still majority stockholder of the Company, but was inadvertently not put to a formal vote of all of the Company's stockholders.

   Although stockholder ratification of the Loan is not required in order to render the Loan valid, the Board of Directors desires to have the Loan formally ratified by the Company's stockholders in view of the provision contained in Section 714 of the BCL that the extension of a loan to a director without stockholder approval is a violation of the directors' duty to a corporation. Section 714 of the BCL provides that the borrower's obligation with respect to a loan will not be affected by the failure to obtain stockholder approval; thus, a failure to obtain stockholder ratification of the Loan will not affect the validity of the Loan. Accordingly, neither the Company's right to repayment of the Loan nor Mr. Baker's obligation to repay the Loan would be affected by the failure of the stockholders to approve the Loan. However, Mr. Baker and each other director who approved the Loan could be subject to potential liability to stockholders in a litigation challenging the Loan if stockholder approval is not obtained. By obtaining stockholder ratification, the Company believes that the directors who approved the Loan would eliminate any potential liability which could result from the failure to obtain such stockholder approval at the time of the making of the Loan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE LOAN TO RICHARD BAKER. EACH PROXY RECEIVED WILL BE VOTED FOR THE RATIFICATION OF THE LOAN TO RICHARD BAKER UNLESS OTHERWISE SPECIFIED IN THE PROXY.

   JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO RATIFY THE LOAN TO RICHARD BAKER WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF THE RATIFICATION OF THE LOAN.


                     APPROVAL OF STOCK OPTION PLAN AMENDMENT

   The Company has in effect the Stock Option Plan, as amended and restated as of January 1, 1987, as further amended by Amendment No. 1 thereto, effective July 1, 1989, Amendment No. 2 thereto, effective July 1, 1990, Amendment No. 3 thereto, effective July 1, 1991, and Amendment No. 4 thereto, effective as of July 1, 1993. Under the Stock Option Plan, the Company may grant incentive stock options, as defined in Section 422(b) of the Code, and non-incentive stock options to eligible individuals. All employees, consultants and non-employee directors of the Company and its subsidiaries, other than Josephine Chaus, are eligible to receive options under the Stock Option Plan. The number of shares of Common Stock with respect to which options may be granted is 2,500,000 under the Stock Option Plan. As of June 30, 1995, options granted to employees to purchase an aggregate of 1,391,899 shares of Common Stock were outstanding.

   The Board of Directors desires that the Company continue to grant options under the Stock Option Plan in order to provide incentives to management and align their interest with those of the Company's stockholders, and is, therefore, seeking stockholder approval of an amendment to the Stock Option Plan to extend the expiration date of the Stock Option Plan from April 30, 1996 to April 30, 2006.

   There will be no federal income tax consequences to the directors, the employees or the Company as a result of adopting Amendment No. 5 to the Stock Option Plan.

   The Board of Directors has given due consideration to and has adopted, subject to approval by the holders of a majority of the Common Stock voting at the Annual Meeting of Stockholders, Amendment No. 5 to the Stock Option Plan, consisting of the extension of the expiration date described above (a copy of which Amendment is annexed hereto as Exhibit C), which would be effective as of the date of approval.

   If Amendment No. 5 to the Company's Stock Option Plan is not approved, it will be without further notice and effect; in such event, however, the Stock Option Plan will otherwise remain in full force and effect until its scheduled expiration date.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO.
5 TO THE STOCK OPTION PLAN. EACH PROXY RECEIVED WILL BE VOTED FOR APPROVAL OF AMENDMENT NO. 5 TO THE STOCK OPTION PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

   JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO APPROVE AMENDMENT NO. 5 TO THE STOCK OPTION PLAN. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF SUCH AMENDMENT. MS. CHAUS IS NOT ELIGIBLE TO PARTICIPATE IN THE STOCK OPTION PLAN.

STOCK OPTION PLAN

   Nature and Purpose of the Stock Option Plan

   The purpose of the Stock Option Plan is to attract employees, directors and consultants of the Company and the Company's subsidiaries and induce such persons to remain in the service of the Company and its subsidiaries and to encourage stock ownership by such persons in order to increase their proprietary interest in the Company's success. The Board of Directors believes that the Stock Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company.

   Duration and Modification

   No stock options currently may be granted under the Stock Option Plan after April 30, 1996. Amendment No. 5 to the Stock Option Plan, which is the subject of this proposal, would extend such expiration date until April 30, 2006. The Board of Directors may at any time terminate the Stock Option Plan or make such modifications to the Stock Option Plan as it may deem advisable. The Board of Directors may not, however, without the approval of stockholders representing a majority of the voting power present in person or by proxy at any annual or special meeting of stockholders of the Company, increase the number of shares of Common Stock as to which options may be granted under the Stock Option Plan, change the manner of determining option prices which would result in a decrease in the option price, change the class of employees eligible to participate in the Stock Option Plan or extend the period during which an option may be granted or exercised. No termination or amendment of the Stock Option Plan may, without consent of the respective optionees, adversely affect the rights of any optionee under any option prior to any such termination or amendment.

   Administration of the Plan

   The Stock Option Plan, other than the formula plan described below (the "Formula Plan") is to be administered by a committee (the "Committee") which consists of at least three persons appointed by the Board of Directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act. If the Committee is not so established, the Board of Directors is required to perform the Committee's duties. The present members of the Committee are Philip Barach, S. Lee Kling and Harvey M. Krueger. Subject to the provisions of the Stock Option Plan and, except with respect to the Formula Plan, the Committee has power to interpret the Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, to determine the terms and provisions of option agreements and to determine to whom and the times and prices at which options will be granted, the period during which options will be exercisable, the number of shares to each option and whether an option shall be an incentive stock option, a non-incentive stock option or a combination thereof.

   Formula Plan

   The Formula Plan allows the Company to make non-discretionary grants of nonqualified options to its non-employee directors. The Formula Plan provides that each person who is currently a director or is elected as a director of the Company in the future who is not an employee, shall be entitled to a grant of a nonqualified option to purchase 10,000 shares of Common Stock of the Company. Any outside director who serves on the Committee and renders services as a consultant to the Company is not eligible for a grant except under the Formula Plan. The per share exercise price of such options shall not be less than 85% of the fair market value of the Common Stock on the date of the grant. Up to 50% of the options granted under the Formula Plan become exercisable one year after the date of the grant, provided that a non-employee director is elected or re-elected to the Board of Directors of the Company in the interim. The remaining 50% are exercisable two years after the date of the grant upon such non-employee director's re-election to the Board of Directors of the Company.

   If a non-employee director's services as a director terminate because of his or her death, permanent disability or retirement with the consent of the Company, the participant, beneficiary or legal representative has the right to exercise all of his or her vested options for a period of two (2) years following the date of death or disability or in the case of retirement, one year from the date of retirement, or the expiration date (ten years from date of the grant), whichever is earlier. If a non-employee director's services shall terminate for any reason other than death, disability or retirement as aforesaid, all rights to exercise his or her options shall terminate on the expiration date or three (3) months after termination of services, whichever date is earlier. If a participant is terminated for "cause" (as defined in the Stock Option Plan), each option theretofore granted to him or her shall no longer be exercisable.

   Description of Options Other Than Formula Plan Options

   Under the Stock Option Plan, the prices at which options may be exercised are determined by the Committee at the time an option is granted. However, the per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of the Common Stock on the date of the grant. The per share exercise price of any non-incentive stock option may not be less than 85% of the fair market value of the Common Stock on the date of the grant.

   The grant of options pursuant to the Stock Option Plan is subject to certain conditions and limitations. For example, an employee of or consultant to the Company or a subsidiary of the Company may not be granted an option unless he or she either enters into an agreement with the Company or a Company subsidiary which provides that he or she will remain in the service of the Company or a Company subsidiary which employs him or her for a period of at least two years after the date of the grant of the option, or is employed by the Company or a Company subsidiary pursuant to a written agreement which does not expire and may not be terminated by the employee earlier than two years after the date of the grant of the option. Unless otherwise provided by the Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four year period. Upon the exercise of an option, the option price must be paid in cash, or if the Committee so determines at the time an option is granted, in shares of Common Stock valued at their fair market value on the date of delivery.

TAX CONSEQUENCES

   The following discussion of the Federal income tax consequences of the granting and exercise of options under the Stock Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Internal Revenue Code (the "Code") as in effect on the date hereof, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides. Each optionee must consult his or her personal tax advisor to determine the taxes applicable to the issuance, exercise and sale of options.

   Non-Incentive Stock Options

   No income will be recognized by an optionee at the time a non-incentive stock option is granted. Except with respect to certain options held by officers and directors of the Company, as discussed below, ordinary income will be recognized by an optionee at the time a non-incentive stock option is exercised, in an amount equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the proper amount required to be withheld is available for withholding, in cash. An optionee's holding period with respect to the shares acquired will begin on the date of exercise of the non-incentive stock option.

   With respect to non-incentive stock options exercised by officers and directors, unless the optionee elects, within thirty days after the exercise of a non-incentive stock option, under the provisions of Section 83(b) of the Code, to be taxed at the time of exercise (in which case he or she will be required to include as ordinary income in the taxable year in which such exercise occurs an amount equal to the excess of the fair market value of such shares at the time of such exercise over the option price), the optionee will recognize ordinary income on the first day that sale at a profit of the stock acquired pursuant to the exercise of the non-incentive stock option would not create liability under the so-called "short swing" profits provisions of
Section 16(b) of the Exchange Act. The ordinary income in such case will be the excess, if any, of the fair market value of the shares an such later day over option price. The optionee's holding period will begin on the day on which he or she recognized ordinary income as a result of the exercise of the non-incentive stock option.

   The tax basis of the stock acquired upon the exercise of an Non-incentive stock option will be equal to the sum of (a) the exercise price of such non-incentive stock option and (b) the amount included in income on the exercise of such non-incentive stock option. Gain or loss on a subsequent sale or other disposition the stock will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. Such gain or loss will be capital gain or loss assuming that the stock is held as a capital asset (i.e., generally for investment purposes) and any such capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year.

   If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. In such a case, an optionee's holding period in the shares received will be determined by reference to his or her holding period in the shares of Common Stock exchanged therefor.

   The Company will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in income by the optionee with respect to his non-incentive stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company satisfies certain withholding and/or reporting obligations. The deduction will be allowed for the taxable year of the Company within which the taxable year of the optionee in which such ordinary income is recognized by the optionee ends.

   Section 162(m) of the Code generally limits the annual deduction available to a publicly held corporation for applicable renumeration paid to the Chief Executive Officer and certain other highly compensated individuals ("covered employees") to $1,000,000 per year. It is not expected that employees receiving options exercised under the Stock Option Plan will derive renumeration in any single year (including the compensation element of any option under the Stock Option Plan) in excess of $1,000,000, although there can be no assurance that this always will be the case.

   Incentive Stock Options

   In general, neither the grant nor the exercise of an Incentive stock option will result in taxable income to an optionee or a deduction to the Company. Unless there is a disqualifying disposition of Common Stock received pursuant to the exercise of an incentive stock option (see below) and unless such disqualifying disposition occurs in the same year as the year of exercise of such incentive stock option, however, the exercise of an incentive stock option will give rise to income includible by the optionee in his alternative minimum taxable income solely for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired upon the exercise of the incentive stock option over the option price.

   The sale of Common Stock received pursuant to the exercise an incentive stock option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement, will result in the entire gain being treated as gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the stock acquired upon exercise an incentive stock option, an optionee must neither dispose of such stock within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company (or of a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of such incentive stock option.

   If all the requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by an optionee will be deferred until disposition of the stock, but the portion of any gain recognized on such disposition that is equal to the lesser of (a) the fair market value of the stock on the date of exercise minus the option price or
(b) the amount realized on the disposition minus the option price, will be treated as ordinary income (with any remaining gain being treated as capital gain). The Company will be entitled to a deduction equal to the amount of such ordinary income, subject to the general rules discussed earlier. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

   If an incentive stock option is exercised by an officer or director of the Company who is subject to the provisions of Section 16(b) of the Exchange Act, such shares of Common Stock will be treated as being subject to a substantial risk of forfeiture within the meaning of Section 83(a) of the Code for the period (if any) after exercise during which Section 16(b) applied. Accordingly, the amount of income includible by the optionee for alternative minimum tax purposes and the amount of ordinary income recognized by the optionee on a disposition of the shares prior to the satisfaction of the holding period rules, discussed earlier, will be determined (and the holding period in such shares will commence) on the date that the Section 16(b) restriction lapses, unless an election is made under Section 83(b) of the Code with respect to such shares.

   If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

SECURITIES AVAILABLE FOR ISSUANCE UPON THE EXERCISE OF OPTIONS

   A total of approximately 2,500,000 authorized but unissued shares of Common Stock were reserved for issuance under the Stock Option Plan. The number of shares so reserved would be reduced from time to time to the extent that a corresponding amount of issued and outstanding shares is purchased by the Company and set aside for issuance upon the exercise of options granted under the Stock Option Plan. If any options expire or terminate for any reason without having been exercised in full, the unpurchased option shares would again become available to be granted under the Stock Option Plan.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

   As of June 30, 1995, options to purchase an aggregate of 1,391,899 shares had been granted and were outstanding under the Stock Option Plan at an average exercise price of $3.22 per share. All options granted during the past three fiscal years were granted at an exercise price equal to the market price of the Company's Common Stock on the date of the grant of such options. On September 27, 1995, the closing sales price of the Company's Common Stock on the New York Stock Exchange was $5.625. For a description of options owned by the Named Executive Officers as of June 30, 1995 and options received by such Named Executive Officers during the fiscal year ended June 30, 1995, see "Executive Compensation" above. As of June 30, 1995, the current executive officers as a group had received options to purchase an aggregate of 880,000 shares pursuant to the Stock Option Plan, and the current non-employee directors as a group had received options to purchase 130,000 shares pursuant to the Stock Option Plan.

                        ELIMINATION OF PREEMPTIVE RIGHTS

   The Board of Directors has adopted an Amendment (the "Amendment") to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), subject to stockholder approval, which would eliminate preemptive rights currently available to stockholders. The Amendment states:

   "To accomplish said amendment, a new Article TENTH is added to the Certificate of Incorporation as follows:

                           TENTH: No holder of any capital stock of the
                  Corporation shall be entitled to any preemptive rights to purchase any capital stock of the Corporation or to acquire any option, warrant, right or other instruments (including debt instruments) entitling the holder thereof to acquire any capital stock of the Corporation upon the exercise, conversion or exchange thereof or otherwise, which may at any time be issued, sold or offered for sale by the Corporation."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT. EACH PROXY RECEIVED WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT.

     JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO APPROVE THE AMENDMENT. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF THE APPROVAL OF THE AMENDMENT.

EXISTING PREEMPTIVE RIGHTS

     Under Section 622 of the BCL, unless a corporation's certificate of incorporation provides otherwise, holders of that corporation's outstanding equity shares (i.e., shares having unlimited dividend rights) or voting shares (i.e., shares having the right to vote for the election of one or more directors) have, respectively, the preemptive right to subscribe for any new or increased shares of any class of equity shares or voting shares of the corporation, or any rights or options to purchase such shares or any securities convertible into such shares, which may be issued by the Board of Directors for any purpose, except that such preemptive rights do not apply to any shares, rights, options or convertible securities (i) issued to effect any merger or consolidation or offered or subjected to rights or options for consideration other than cash, (ii) granted or issued to directors, officers or employees after authorization by a vote of the holders of a majority of the outstanding shares entitled to vote thereon or granted pursuant to a plan authorized by such stockholder vote, (iii) issued to satisfy conversion or option rights theretofore granted by the corporation, (iv) issued from the treasury of the corporation, or (v) issued by the corporation pursuant to a plan of reorganization under federal law. Holders of the Common Stock have the foregoing preemptive rights. These preemptive rights afford the holders of Common Stock (except in the five situations described above) the opportunity to purchase shares of Common Stock on a pro rata basis upon terms not less favorable than the terms upon which such shares would otherwise be sold to others, whether as shares of Common Stock, rights or options to purchase such shares or any securities convertible into such shares.

REASON FOR THE PROPOSAL

     The Board of Directors has determined that amending the Certificate of Incorporation to eliminate preemptive rights in all circumstances is in the best interests of the Company.

 The existing preemptive rights do not, in the judgment of the Board of Directors, serve the best interests of the Company's stockholders. Preemptive rights procedures are administratively burdensome and would involve substantial delay and expense to the Company in effecting any public offering or private placement of new shares of dividend-bearing or voting stock (subject to certain exceptions) or certain rights or options to purchase such stock or debt instruments or other securities convertible into such stock. In addition, the existence of preemptive rights could limit the Company's ability to pursue expeditiously certain financial opportunities that may become available from time to time. Subsequent to the Company's initial public offering of Common Stock (the "1986 Offering"), the Company has not sought to raise capital through any public offering or private placement. However, the Company recently filed the Registration Statement with respect to the Proposed Public Offering. If the Amendment is adopted, the Company would be able to issue, without burdensome restrictions, Common Stock in the Proposed Public Offering, other equity securities or convertible debt instruments, as the Board of Directors deems advisable.

     Stockholders should also be aware that, after the elimination of preemptive rights, the stockholders' only method to maintain their proportionate ownership interests in the Company will be through market purchases and there can be no assurance that they will, in fact, have the ability to maintain a proportionate interest in the voting power or equity ownership of the Company through such market purchases or that any such purchases can be made on as favorable terms and conditions as may be afforded by the Company to others.

APPRAISAL RIGHTS

     Holders of Common Stock who do not vote in favor of the proposal to amend the Certificate of Incorporation to eliminate preemptive rights will have the right to dissent and to receive payment for their shares of Common Stock provided they comply with the provisions of Section 623 of the BCL. Section 623 provides that a stockholder intending to enforce this right must file with the Company, before the Annual Meeting of Stockholders, or at the Annual Meeting of Stockholders but before the vote, written objection to the proposal. The stockholder's objection must include the stockholder's name and address and the number of shares owned by the stockholder, together with a statement that the stockholder intends to demand payment for his, her or its shares if the Amendment is approved as proposed. A vote against, or a direction in a proxy to vote against, the adoption of this proposal will not constitute the written objection required by Section 623. Stockholders may not dissent as to less than all of the shares as to which they have a right to dissent, held by them of record, that they own beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, held of record by such nominee or fiduciary. Written objections may be filed with the Company at 800 Secaucus Road, Secaucus, New Jersey 07094, Attention: Secretary.

     If the Amendment is approved at the meeting, the Company will give written notice of such approval within ten days after the meeting to any stockholder who has filed such written objection and who has not voted in favor of the approval of the Amendment. Within 20 days thereafter, any such stockholder who still elects to dissent must file with the Company a written notice of such election and a demand for payment of the fair market value of such stockholder's shares, along with certain other information. Upon filing of the notice of election, the stockholder will cease to have any of the rights of a stockholder, except the right to be paid for the fair market value of his, her or its shares, determined as of the close of business on November 14, 1995, the day prior to the Annual Meeting of Stockholders. The notice of election may be withdrawn by the stockholder or at any time before the stockholder accepts the Company's offer to pay for his, her or its shares, but in no case later than 60 days subsequent to the making of such offer. After the expiration of such 60-day period, a withdrawal will require the Company's written consent. At the time of the filing of the notice of election to dissent, or within one month thereafter, the stockholder must submit the certificates representing his, her or its shares to the Company's transfer agent, and the transfer agent shall note such demand for appraisal rights on the certificates and return them to the stockholder. Failure to submit certificates representing shares in a timely fashion may result in loss of dissenters' rights of the option of the Company, which option is exercisable by the Company within 45 days of the date the stockholder filed the notice of election to dissent.

     If an election to dissent is filed, the Company will, within 15 days after the end of the period for filing the notice of election, make a written offer to pay for the dissenting stockholder's shares at the price the Company considers to be the fair market value. If the Amendment has been effected, the offer shall be accompanied by an advance payment of an amount equal to eighty percent (80%) of the offer (the "Advance Payment") to each dissenting stockholder who has submitted his, her or its shares for the notation reflecting the election for appraisal. Dissenting stockholders who have not submitted their certificates for said notation at the time of the offer, shall receive a statement that an Advance Payment shall be made to them at the time that their certificates are submitted for notation. If the Amendment has not been effected at the time of the offer, such Advance Payment or statement as to Advance Payment shall be sent to each stockholder entitled thereto forthwith upon effectiveness of the amendment.

     If within 30 days after the Company's written offer, the Company and the stockholder agree upon the price to be paid for the stockholder's shares, payment must be made within 60 days after the making of the offer, provided the certificates for the shares are surrendered. In the event of disagreement as to fair value, the Company is required to institute a special court proceeding for determination of the fair value within 20 days of the expiration of such 30-day period. If the Company fails to institute such a proceeding, any dissenting stockholder may do so within 30 days after the expiration of the time period for the Company to do so. If such proceeding is not instituted within such 30-day period, all dissenter's rights shall be lost, unless the New York Supreme Court, for good cause shown, shall otherwise direct.

     For income tax purposes, a dissenting stockholder obtaining payment for his, her or its shares may recognize a capital gain or loss measured by the difference between such payment and such stockholder's tax basis.

     This description is only a general summary of the procedures to be followed by dissenting stockholders and is not a complete recital of all provisions of Section 623 of the BCL. Stockholders who desire to exercise dissenter's rights are urged to review Section 623 carefully and/or to consult counsel of their choice.


                              CERTAIN TRANSACTIONS

JOSEPHINE CHAUS

     Subordinated Debt. The Company had outstanding at June 30, 1995, $21.1 million of subordinated promissory notes payable to Josephine Chaus certain of which were originally issued on June 30, 1986 and the remainder of which were issued in February and March 1991 (the "Subordinated Notes"). In connection with the Proposed Public Offering, Josephine Chaus agreed (subject to the consummation of the Proposed Public Offering) to extend the maturity date of the Subordinated Notes (which were to mature on July 1, 1996) to July 1, 1998. The blended annual interest rate on the Subordinated Notes is 11.36%, and payments of principal and interest under the Subordinated Notes currently are not permitted as a result of bank covenant requirements. Ms. Chaus is prohibited from accelerating the Subordinated Notes on account of such inability to pay interest through the maturity thereof.

     1994 Warrants. Because during fiscal 1994, the Company required availability under its working capital credit line with BYNF in excess of the amount available under its borrowing base formula, Josephine Chaus agreed to provide credit support in the form of the Letter of Credit. See "Approval of Issuance of Warrants to Josephine Chaus" above. BYNF increased the Company's borrowing availability by various amounts as the amount and expiration date of the Letter of Credit were increased and extended, respectively. In return for such credit support, the Company issued to Ms. Chaus, upon stockholder approval, warrants (the "1994 Warrants") to purchase an aggregate of 1,216,500 shares of Common Stock of the Company, exercisable through November 22, 1999, at prices ranging between $2.25 and $4.62 per share. In approving the issuance of the 1994 Warrants to Ms. Chaus, the Special Committee sought the advice of Lehman Brothers, which provided its view as to the commercial reasonableness of the transaction.

     1995 Warrants. See "Approval of Issuance of Warrants to Josephine Chaus" above for information relating to the Company's proposed issuance to Josephine Chaus of the 1995 Warrants in consideration for her provision of additional credit support to the Company.

     Possible Additional Warrants. In connection with the Proposed Public Offering, Ms. Chaus has provided the Company with an option (the "July Option") to further extend the Letter of Credit to July 31, 1996. If the Company (upon a determination by the Special Committee) exercises the July Option, Ms. Chaus will be entitled to certain additional warrants (the number of such additional warrants shall be determined by the Special Committee in a manner consistent with past practices, and shall be subject to stockholder approval and to receipt of a letter of a nationally recognized investment banking firm as to the commercial reasonableness thereof).

     Equity in Exchange for Debt. In September 1994, Josephine Chaus loaned the Company $7.2 million in exchange for which she received demand notes bearing interest at 12%. At the request of the Special Committee, in order to provide additional equity to the Company, to enhance the Company's balance sheet and to accommodate BYNF, Josephine Chaus subsequently agreed to exchange such notes for shares of Common Stock of the Company on terms determined by the Special Committee. In November 1994, following stockholder approval, Josephine Chaus exchanged such notes, including accrued interest thereon, for 1,914,500 shares of Common Stock (based upon a purchase price of $3.85 per share). In approving the issuance of shares to Ms. Chaus in exchange for such notes, the Special Committee sought the advice of Lehman Brothers, which provided its view as to the commercial reasonableness of the transaction.

JEFFREY CHAUS

     Jeffrey Chaus (son of the late Bernard Chaus, founder of the Company) and his spouse own a company which operates one retail clothing store located in Fort Lee, New Jersey. During fiscal 1995, the Company sold its products to this store at the same prices and on terms similar to the terms applicable to sales of the products to such stores at the same prices and on terms similar to the terms applicable to sales by the Company of its products to its other retail customers during fiscal 1995. The Company's gross sales to the store owned by Jeffrey Chaus aggregated approximately $72,000 during fiscal 1995. At June 30, 1995, the store owned by Jeffrey Chaus owed the Company approximately $8,000 for merchandise sold by the Company to his store through such date.

RICHARD A.  BAKER

     For a discussion of a loan to Richard A. Baker, President of the Company, see "Ratification of Loan to Richard Baker" above.

HARVEY KRUEGER

     Harvey Krueger, a director of the Company and member of its Audit and Compensation Committees, is a Senior Managing Director of Lehman Brothers, which provided certain advisory services to the Company during fiscal 1995 and the first quarter of fiscal 1996 for which it received fees of $175,000. In addition, Lehman Brothers has recently been named the managing underwriter by the Company in connection with the Proposed Public Offering, for which the Registration Statement was filed on October 10, 1995.

S. LEE KLING

     S. Lee Kling, a director of the Company and member of its Audit and Compensation Committees, serves as Vice Chairman of an insurance broker, Willis Corroon, from which the Company obtains various insurance policies (i.e., travel, directors and officers liability, and life insurance). In addition, a son of Mr. Kling is employed by Willis Corroon. The total aggregate premium payments paid to Willis Corroon in respect of such insurance during fiscal 1995 were approximately $327,000.

OTHER

     Wietecha. In 1992, Federal Judge Shirley Wohl Kram dismissed with prejudice as time-barred the Amended Complaint against the Company and others in consolidated class actions entitled Phifer v. Chaus et al., Goldschlack v. Chaus et al., Susman v. Chaus et al. and I. Bibcoff Inc. Pension Trust Fund v. Chaus et al. (which claims had alleged misstatements and omissions in the Company's July 1986 prospectus delivered in connection with the 1986 Offering). On April 19, 1993, a Class Action Complaint was filed in the Superior Court of New Jersey, Hudson County, against the Company and the others, including the lead underwriter of the 1986 Offering, alleging common law fraud and negligent misrepresentation in the sale of the Company's stock in the 1986 Offering, which allegations were substantially similar to the claims that were dismissed with prejudice in the federal court. One of the plaintiffs from the federal action was originally a party in this action in state court.

     On June 18, 1993, the Company received by mail, a copy of Jury Demand Class Action in the Superior Court of New Jersey, Hudson County, entitled Theodore M. Wietecha and Lisa A. Phifer v. Bernard Chaus, Inc. et al. The complaint was amended in September 1993 to delete Lisa Phifer as a plaintiff. On May 27, 1994, the Company moved to dismiss the Complaint and/or to deny or limit class status. In a decision rendered in November, 1994, the Superior Court denied the plaintiff's motion for the class certification and dismissed all claims against the director defendants (Josephine Chaus and the Estate of Bernard Chaus) and all claims not based upon actual reliance. With the denial of class certification, absent a successful appeal, the plaintiff's claims would not have a material adverse affect on the Company. In any event, management believes, based on the advice of counsel, that such action is without merit.

     A claim for indemnification has been asserted by the Company's former underwriters of the 1986 Offering against the Company. The indemnification claim demands repayment of the legal fees and expenses incurred by such underwriters in connection with the consolidated class actions entitled Phifer
v. Chaus, et al. Discussions are ongoing with counsel for such underwriters to resolve this claim.

     Nicole Eskenazi. Nicole Eskenazi, a former Executive Vice President-Product Development with the Company, filed suit on June 8, 1994 in the Supreme Court of the State of New York against the Company, Josephine Chaus and Richard Baker alleging, among other things, breach of her employment contract by the Company. Ms. Eskenazi's claim arose out of a dispute concerning her entitlement to severance payments under her employment agreement. The Company asserted counterclaims. In September 1994 such litigation was settled pursuant to an agreement in which the Company paid Ms. Eskenazi an aggregate of $350,000 and mutual releases were exchanged.

     There are no other material pending legal proceedings to which the Company is a party or to which any of its properties is subject.


                              SELECTION OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche, independent auditors, as the Company's auditors for the fiscal year ending June 30, 1996. Deloitte & Touche has served as the Company's independent auditors since June 10, 1994. Although stockholder ratification of the selection of Deloitte & Touche is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors.

     It is expected that representatives of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

     Prior to June 1994, Ernst & Young served as the Company's independent auditors. By letter dated June 3, 1994, the Company dismissed Ernst & Young as the Company's certifying accountant pursuant to the recommendation of the Company's Audit Committee. In connection with the audits of the two fiscal years ended June 30, 1993 and the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, neither of the reports of Ernst & Young during the two fiscal years ended June 30, 1993 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. EACH PROXY RECEIVED WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO RATIFY THE APPOINTMENT OF THE AUDITORS. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF SUCH RATIFICATION OF THE APPOINTMENT.

                        PROPOSALS FOR NEXT YEAR'S MEETING

     Any proposal by a stockholder who intends to be present at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 27, 1996.

                                  MISCELLANEOUS


     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. In addition, the Company has retained Chemical Bank, Corporate Trust Group as stock transfer agent to aid in the solicitation of proxies at an anticipated fee of approximately $10,000 plus reasonable expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

     Copies of the 1995 Annual Report to Stockholders, including financial statements for the fiscal year ended June 30, 1995, are being mailed to the stockholders prior to or simultaneously with this Proxy Statement.

     THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 1995 TO EACH STOCKHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

                     Bernard Chaus, Inc.
                     800 Secaucus Road
                     Secaucus, New Jersey 07094
                     Attention:     Wayne S. Miller
                                    Executive Vice President-Finance and
                                    Administration, Chief Financial Officer
                                    and Secretary

                                                                 EXHIBIT A

                                 LEHMAN BROTHERS


                                                         July 11,  1995

Special Committee of the
Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, N.Y.  10018

Dear Members of the Board:

We understand that Bernard Chaus, Inc. (the "Company") has entered into a transaction with its Chairwoman of the Board and principal shareholder, Josephine Chaus, pursuant to which Josephine Chaus has increased the amount and extended the maturity of a letter of credit to the Company's lender, BNY Financial Corporation ("BNY"), as credit support for the Company's working capital line. Josephine Chaus also has provided a personal guarantee to support the Company's working capital line.

Josephine Chaus had initially provided a $3 million line of credit to BNY on April 15, 1994, which was increased to $5.0 million on June 14, 1994, and to
7.2 million on September 13, 1994 (the "Initial Letter of Credit"). The Initial Letter of Credit was to remain in effect until April 15, 1995. Josephine Chaus has agreed to increase the amount of the Initial Letter of Credit from $7.2 million to $10.0 million as of February 15, 1995 and to have it remain in effect until October 31, 1995 (the "New Letter of Credit"). Josephine Chaus also has provided a $5.0 million personal guarantee (the "Personal Guarantee") to support the Company's working capital line, which is to be in effect for the three year term of the credit facility unless terminated earlier. In consideration for the Initial Letter of Credit, the New Letter of Credit and the Personal Guarantee, BNY has increased the Company's credit availability by various amounts above the amount determined by formulas and covenants set forth in its financing agreement with the Company.

In consideration for her providing the New Letter of Credit and the Personal Guarantee, a Special Committee of the Board of Directors of the Company (the "Special Committee"), subject to shareholder approval and the receipt of this opinion, has authorized the issuance to Josephine Chaus of (i) warrants to purchase 815,000 shares of common stock of the Company at an exercise price of $4.05 per share for the New Letter of Credit (the "Letter of Credit Warrants"); and (ii) warrants to purchase 535,000 shares of common stock of the Company at an exercise price of $4.05 per share for the Personal Guarantee, assuming that it is in effect through October 31, 1995 (the "Personal Guarantee Warrants"). Josephine Chaus will be entitled to additional compensation if the Personal Guarantee remains outstanding after October 31, 1995. The exercise price of the warrants represents a 20% premium to the closing price of the Company's common stock on the New York Stock Exchange on May 17, 1995, the day immediately preceding the date that the Special Committee approved the issuance of such warrants pursuant to the Warrants Transaction (as defined below). The Letter of Credit Warrants give effect to offset for warrants previously granted for the Old Letter of Credit which was to have been in effect through April 15, 1995.

The Warrants will be exercisable upon issuance, will expire five years from the date of issuance and will be fully transferable. In addition, the Company has borne all out-of-pocket expenses to be incurred by Josephine Chaus in providing the Letter of Credit, which thereby reduced the number of warrants received accordingly. We further understand that Josephine Chaus will forfeit a pro rata portion of the Letter of Credit Warrants and/or Personal Guarantee Warrants if the New Letter of Credit and/or Personal Guarantee is terminated before October 31, 1995. The issuance of the warrants to Josephine Chaus in exchange for the Letter of Credit and the Personal Guarantee is hereafter referred to as the "Warrants Transaction."

You have asked our view, as investment bankers, as to the commercial reasonableness of the financial terms of the Warrants Transaction in view of the Company's present circumstances.

In connection with our analysis, we have:

(1) reviewed the financial statements of the Company as set forth in the most recent Forms 10-K and 10-Q of the Company filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1994 and the quarter ended March 31, 1995, respectively;

(2) reviewed certain financial information furnished to us by the management of the Company, including selected financial projections of the Company;

(3) analyzed the trading history (price and volume) of the Company's common stock over the past few years; and

(4) conducted discussions with Josephine Chaus as well as the Company's Chief Financial Officer concerning the business, operations and prospects of the Company as well as its efforts to secure, and prospects for securing, alternative financing.

We have assumed and relied upon the accuracy and completeness of the information used by us in our analysis without assuming responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading or of any materially positive developments pending at the time that the Warrants Transaction was being considered by the Special Committee. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In performing our analysis, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluation or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third parties with respect to providing any financing to, or guarantees on behalf of, the Company. Our analysis is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof.

Based upon and subject to the foregoing, we are of the view that, given the Company's present circumstances, the financial terms of the Warrants Transaction were, at the time such transaction was entered into, commercially reasonable from the Company's perspective.

This letter is solely for the use and benefit of the Special Committee of the Board of Directors of the Company and shall not be discussed publicly or made available to, or relied upon by, any third party without our prior approval.

                                           Sincerely,

                                           LEHMAN BROTHERS

                                                                    EXHIBIT B



                                 LEHMAN BROTHERS


                                                       September 28, 1995

Special Committee of the Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, N.Y.  10018

Dear Members of the Board:

We understand that Bernard Chaus, Inc. (the "Company") has entered into a transaction with its Chairwoman of the Board and principal shareholder, Josephine Chaus, pursuant to which Josephine Chaus has extended the maturity of a letter of credit to the Company's lender, BNY Financial Corporation ("BNY"), as credit support for the Company's working capital line.

Josephine Chaus had initially provided a $3.0 million line of credit to BNY on April 15, 1994, which was increased to $5.0 million on June 14, 1994, and to
7.2 million on September 13, 1994 (the "Initial Letter of Credit"). The Initial Letter of Credit was to remain in effect until April 15, 1995. Josephine Chaus has agreed to increase the amount of the Initial Letter of Credit from $7.2 million to $10.0 million as of February 15, 1995 and to have it remain in effect until October 31, 1995 (the "New Letter of Credit"). Josephine Chaus also has provided a $5.0 million personal guarantee (the "Personal Guarantee") to support the Company's working capital line, which is to be in effect for the three year term of the credit facility unless terminated earlier. In consideration for the Initial Letter of Credit, the New Letter of Credit and the Personal Guarantee, BNY has increased the Company's credit availability by various amounts above the amount determined by formulas and covenants set forth in its financing agreement with the Company.

We understand that Josephine Chaus has agreed to extend the $10.0 million New Letter of Credit for an additional three months period from October 31, 1995 until January 31, 1996. In consideration for her extending the New Letter of Credit, the Special Committee, subject to shareholder approval and the receipt of this letter, has authorized the issuance to Josephine Chaus of warrants to purchase 230,000 shares of common stock of the Company at an exercise price of $6.75 per share (the "Extension Warrants"). The exercise price of the Extension Warrants represents a 20% premium to the closing price of the Company's common stock on the New York Stock Exchange on September 14, 1995, the date that the Special Committee approved the issuance of such Extension Warrants.

The Extension Warrants will be exercisable upon issuance, will expire five years from the date of issuance and will not be transferable. In addition, the Company has borne all out-of-pocket expenses incurred by Josephine Chaus in providing the New Letter of Credit, which thereby reduced the number of warrants received accordingly. We further understand that Josephine Chaus will forfeit a pro rata portion of the Extension Warrants if the New Letter of Credit is terminated before January 31, 1996. The issuance of the Extension Warrants to Josephine Chaus in exchange for her extension of the New Letter of Credit is hereafter referred to as the "Warrants Transaction."

You have asked our view, as investment bankers, as to the commercial reasonableness of the financial terms of the Warrants Transaction in view of the Company's present circumstances.

In connection with our analysis, we have:

(1) reviewed the financial statements of the Company as set forth in the most recent Forms 10-K and 10-Q of the Company filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1994, the quarter ended March 31, 1995 and the draft Form 10-K for the fiscal year ended June 30, 1995;

(2) reviewed certain financial information furnished to us by the management of the Company, including selected financial projections of the Company;

(3) analyzed the trading history (price and volume) of the Company's common stock over the past few years; and

(4) conducted discussions with Josephine Chaus as well as the Company's Chief Financial Officer concerning the business, operations and prospects of the Company as well as its efforts to secure, and prospects for securing, alternative financing.

We have assumed and relied upon the accuracy and completeness of the information used by us in our analysis without assuming responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading or of any materially positive developments pending at the time that the Warrants Transaction was being considered by the Special Committee. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In performing our analysis, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluation or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third parties with respect to providing any financing to, or guarantees on behalf of, the Company. Our analysis is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof.

Based upon and subject to the foregoing, we are of the view that, given the Company's present circumstances, the financial terms of the Warrants Transaction were, at the time such transaction was entered into, commercially reasonable from the Company's perspective.

This letter is solely for the use and benefit of the Special Committee of the Board of Directors of the Company and shall not be discussed publicly or made available to, or relied upon by, any third party without our prior approval.

Please be advised that Lehman Brothers has been retained in connection with a proposed equity offering of shares of common stock of the Company.

                                    Sincerely,

                                    LEHMAN BROTHERS

                                                                   EXHIBIT C



                               BERNARD CHAUS, INC.

                   BERNARD CHAUS, INC. 1986 STOCK OPTION PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 1993)

                                 AMENDMENT NO. 5

The Bernard Chaus, Inc. 1986 Stock Option Plan, as amended and restated (the "Plan"), is hereby amended, effective as of November 15, 1995, as follows:

    FIRST: Section 2 of the Plan is amended to read as follows:

    2. Effective Date of the Plan. The Plan, as amended hereby, shall become effective as of November 15, 1995, by resolution of the Board.

    SECOND: Section 16 of the Plan is hereby amended by deleting the date "April 30, 1996" and by inserting in its place the date "April 30, 2006."

    THIRD: Except as hereby expressly amended, the Plan shall remain in full force and effect.



                                      C-1






                            BERNARD CHAUS, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                             NOVEMBER 15, 1995


           The undersigned hereby constitutes and appoints Josephine Chaus and Wayne S. Miller, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC., to be held on November 15, 1995 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Majestic West Room, and at any adjournment or postponement thereof, on all matters coming before said meeting.

1.         TO ELECT DIRECTORS.

           Nominees: Philip G. Barach, Josephine Chaus, Andrew Grossman, S. Lee Kling and Harvey M. Krueger. (Mark only one of the following boxes.)

           [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

           [ ]     VOTE WITHHELD from all nominees.

2. To approve the issuance to Josephine Chaus of warrants to purchase shares of Common Stock of the Company in consideration for her provision of additional credit support to the Company:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

3. To ratify the loan by the Company to Richard Baker, the President and a former director of the Company, in the aggregate principal amount of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), to pay for certain relocation expenses.

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

4. To approve the amendment to the Company's 1986 Stock Option Plan, as amended, to extend its expiration date until April 30, 2006:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

5. To approve the amendment to the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders.

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

6. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

7. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.




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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will vote (i) FOR the election as directors of the nominees of the Board of Directors, (ii)
FOR the approval of the issuance to Josephine Chaus of warrants to purchase common stock of the Company in consideration for her provision of additional credit support to the Company, (iii) FOR the ratification of a loan made by the Company to Richard Baker, the President and a former director of the Company, in the aggregate principal amount of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), to pay for certain relocation expenses, (iv)
FOR the approval of the amendment of the Company's 1986 Stock Option Plan, as amended, to extend its expiration date to April 30, 2006, (v) FOR the approval of the amendment of the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders and (vi) FOR the ratification of the appointment of Deloitte & Touche as the Company's auditors.

           The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 26, 1995.


                                    Date:________________________________, 1995

                                    ___________________________________________

                                    ___________________________________________
                                             Signature of Stockholder(s)

                                   (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

            Please date and sign exactly as name appears above.

                      I plan [ ]   I do not plan [ ]
             to attend the 1995 Annual Meeting of Stockholders.




[front]

PROXY                                                        COMMON STOCK

                            BERNARD CHAUS, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                             NOVEMBER 15, 1995


           The undersigned hereby directs CHEMICAL BANK, Corporate Trustee under the Bernard Chaus, Inc. Corporate Trust which was established to aid in the execution of the Bernard Chaus, Inc. Employee Savings Plan (the "Plan") to vote all of the undersigned's pro rata share of Bernard Chaus, Inc. Common Stock held by the Corporate Trustee under the Plan, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC., to be held on November 15, 1995 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Majestic West Room, and at any adjournment or postponement thereof, on all matters coming before said meeting.

1.         TO ELECT DIRECTORS.

           Nominees: Philip G. Barach, Josephine Chaus, Andrew Grossman, S. Lee Kling and Harvey M. Krueger. (Mark only one of the following boxes.)

           [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

           [ ]     VOTE WITHHELD from all nominees.

2. To approve the issuance to Josephine Chaus of warrants to purchase shares of Common Stock of the Company in consideration for her provision of additional credit support to the Company:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

3. To ratify the loan by the Company to Richard Baker, the President and a former director of the Company, in the aggregate principal amount of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), to pay for certain relocation expenses.

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

4. To approve the amendment to the Company's 1986 Stock Option Plan, as amended, to extend its expiration date until April 30, 2006:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

5. To approve the amendment to the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders.

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

6. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors:

           [ ] VOTE FOR   [ ] VOTE AGAINST   [ ] ABSTAIN

7. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.





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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will vote (i) FOR the election as directors of the nominees of the Board of Directors, (ii)
FOR the approval of the issuance to Josephine Chaus of warrants to purchase common stock of the Company in consideration for her provision of additional credit support to the Company, (iii) FOR the ratification of a loan made by the Company to Richard Baker, the President and a former director of the Company, in the aggregate principal amount of $432,500 (with a remaining principal amount of $117,000 at September 30, 1995), to pay for certain relocation expenses, (iv)
FOR the approval of the amendment of the Company's 1986 Stock Option Plan, as amended, to extend its expiration date to April 30, 2006, (v) FOR the approval of the amendment of the Company's Restated Certificate of Incorporation, as amended, to eliminate preemptive rights of stockholders and (vi) FOR the ratification of the appointment of Deloitte & Touche as the Company's auditors.

           The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 26, 1995.


                                 Date:________________________________, 1995

                                 ____________________________________________

                                 ____________________________________________
                                             Signature of Stockholder(s)

                                 (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

            Please date and sign exactly as name appears above.

                      I plan [ ]  I do not plan [ ]
                to attend the 1995 Annual Meeting of Stockholders.